Exhibit 3.1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GRAPHON CORPORATION", CHANGING ITS NAME FROM "GRAPHON CORPORATION" TO "HOPTO INC. ", FILED IN THIS OFFICE ON THE FIFTH DAY OF SEPTEMBER, A.D. 2013, AT 3:37 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE NINTH DAY OF SEPTEMBER, A.D. 2013, AT 12:01 O'CLOCK A.M.

State of Delaware Secretary of State Division of Corporations Delivered 03:36 PM 09/05/2013 FILED 03:37 PM 09/05/2013 SRV 131058633 - 2628190 FILE

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GRAPHON CORPORATION

GraphOn Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies as follows:

1.            The Company was incorporated under the name Unity First Acquisition Corp. and its original Certificate of Incorporation was filed with the Delaware Secretary of State on May 30, 1996. The Company filed an Amended and Restated Certificate of Incorporation with such office on July 12, 1999.

2.            Article 1 of the Amended and Restated Certificate of Incorporation of the Company is hereby amended and restated in its entirety as set forth below:

   "The name of this corporation is hopTo Inc. (the "Corporation")."

3.            The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law ("DGCL"), by unanimous approval of the board of directors of the Company, and, in accordance with the provisions of Section 228 of the DGCL, by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company entitled to vote thereon at the meeting of stockholders held on May 30, 2013. There are no other classes of stock outstanding entitled to vote on this amendment.

4.            This Certificate of Amendment shall be effective September 9, 2013 at 12:01 a.m. Eastern time.

~signature page follows~

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be duly executed by its authorized officer this 30th day of August, 2013.

GRAPHON CORPORATION

By:	/s/ Eldad Eilam
Eldad Eilam
Chief Executive Officer